EXHIBIT 10.5

MANAGEMENT ASSIGNMENT AND

ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”), dated as of June 19, 2019 (the “Effective Date”) is by and among Green Light District Holdings, Inc., a Delaware corporation (“Assignor”), NMG Long Beach, LLC, a California limited liability company (“Assignee”) and the Airport Collective Inc., a California non-profit mutual benefit corporation (the “Remaining Party”). Hereinafter, the Assignor, the Assignee and the Remaining Party are each individually referred to as a “Party” or together as, the “Parties”.

RECITALS

WHEREAS, the Remaining Party previously entered into a Management Agreement with SJK Services, LLC, a California limited liability company (“SJK”) on or around 2016 (the “Original Management Agreement”) granting SJK the exclusive right to manage the Remaining Party’s commercial cannabis retail facility located at 3411 E. Anaheim Street Long Beach, California 90804 (the “Pollo Store”);

WHEREAS, Assignor has been irrevocably assigned all rights and obligations in the Original Management Agreement pursuant to a certain Interim Management Agreement between Assignor and SJK executed on January 23, 2019 (the “Assigned Agreement”);

WHEREAS, the Assigned Agreement permits Assignor to designate a third-party to assume the management authority and responsibilities of the Pollo Store under the Assigned Agreement;

WHEREAS, the Assignor desires to assign to Assignee and delegate to Assignee all of its responsibilities and obligations pursuant to the Assigned Agreement;

WHEREAS, Assignee desires to accept such assignment and delegation of obligations under the Assigned Agreement in consideration for all rights under the Assigned Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Assigned Agreement.

2. Assignment and Assumption.

a. Assignment. Assignor irrevocably sells, assigns, grants, conveys, and transfers to Assignee all of Assignor's rights, title, and interest in and to the Assigned Agreement.

b. Assumption. Assignee unconditionally accepts such assignment and assumes all of Assignor's duties, liabilities, and obligations under the Assigned Agreement, and agrees to pay, perform, and discharge, as and when due, all of the obligations of Assignor under the Assigned Agreement accruing on and after the Effective Date.

c. Substitution. The Parties intend that the Assignee be substituted for the Assignor. Remaining Party recognizes Assignee as Assignor’s successor-in-interest in and to the Assigned Agreement. Assignee by this Agreement becomes entitled to all rights, title, and interest of Assignor in and to the Assigned Agreement in as much as Assignee is the substituted party to the Assigned Agreement as of and after the Effective Date. Remaining Party and Assignee shall be bound by the terms of the Assigned Agreement in every way as if Assignee is named in the novated Assigned Agreement in place of Assigning Party as a party thereto. Assignor represents and warrants that there is no payment or other liability of Assignor to Remaining Party which has accrued and remains outstanding as of the Effective Date.

d. Third-Party Obligations. Nothing set forth in this Agreement is intended to modify or alter the duties, obligations or responsibilities of any third-parties that are not signatories to this Agreement.

e. Bank Signatory. Upon execution of this Agreement, the Remaining Party shall name Assignee’s representative, Stephen “Trip” Hoffman as the sole signatory on any and all bank accounts related to the Pollo Store.

3. Term. The term of this Agreement shall be for the term set forth in the Assigned Agreement.

4. Representations and Warranties.

a. Assignor Representations and Warranties. Assignor represents and warrants as follows:

i. It is duly organized, validly existing, and in good standing under the laws of Delaware.

ii. It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

iii. It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

iv. It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

v. When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assignor, enforceable against it in accordance with its terms and not subject to defenses.

vi. It is the sole legal and beneficial owner of all the rights under the Assigned Agreement on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance.

vii. The Assigned Agreement has not been amended or modified as of the Effective Date.

viii. The Assigned Agreement is in full force and effect on the Effective Date. No event or condition has occurred that is, or with notice or passage of time would be, an event of default or termination under any of the Assigned Agreement. There are no material disputes pending or, to its knowledge, threatened related to any rights or obligations transferred by this Agreement.

ix. It has performed all of its obligations under the Assigned Agreement that are required to be performed on or before the Effective Date.

b. Remaining Party Representation and Warranties.

i. It is duly organized, validly existing, and in good standing under the laws of California.

ii. It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

iii. The Assigned Agreement has not been amended or modified as of the Effective Date.

iv. The Assigned Agreement is in full force and effect on the Effective Date. No event or condition has occurred that is, or with notice or passage of time would be, an event of default or termination under any of the Assigned Agreement. There are no material disputes pending or, to its knowledge, threatened related to any rights or obligations transferred by this Agreement.

4. Indemnification.

a. Indemnity of Assignee. Assignor hereby indemnifies and holds Assignee (along with its Representatives) harmless from any liability, cost or expense (including reasonable attorneys’ fees) arising out of any claim asserted by a third party against Assignee which claim is based on a breach by Assignor of its obligations hereunder or pursuant to the Assigned Agreement and/or the gross negligence or intentionally wrongful acts or omissions of Assignor in the performance of its obligations and responsibilities under this Agreement or the Assigned Agreement. If Assignee seeks indemnification from Assignor, it shall give Assignor notice of such claim, and Assignee shall defend and settle such claim at its sole expense, provided that Assignee shall cooperate in such defense, and further provided that Assignee may elect to engage counsel to participate in such defense at its own expense.

b. Indemnity of Assignor. Assignee hereby indemnifies and holds Assignor (along with its officers, employees, agents, and managers) harmless from any liability, cost or expense (including reasonable attorneys’ fees) arising out of any claim asserted by a third party against Assignor which claim is based on breach by Assignee of its obligation hereunder and/or the gross negligence or intentionally wrongful acts or omissions of Assignee in the performance of its obligations and responsibilities under this Agreement. If Assignor seeks indemnification from Assignee, it shall give Assignee notice of such claim, and Assignor shall defend and settle such claim at its sole expense, provided that Assignor shall cooperate in such defense, and further provided that Assignor may elect to engage counsel to participate in such defense at its own expense.

5. Confidential Information.

a. Confidential Information. Each Party acknowledges that, in connection with this Agreement, it will gain access to the other Party’s Confidential Information. Each Party shall: (i) protect and safeguard the confidentiality of the other Party’s Confidential Information with at least the same degree of care as such Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (ii) not use the other Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (c) not disclose any such Confidential Information to any person or entity, except to its Representatives who are bound by written confidentiality obligations and have a need to know the Confidential Information to exercise its rights or perform its obligations under this Agreement. Notwithstanding the foregoing, each Party expressly acknowledges that it does not and will not have an ownership interest, whatsoever, in any of the other Party’s Confidential Information, and shall have no right to use any of the other Party’s Confidential Information except during the Term of this Agreement with the other Party’s express written consent.

b. Disclosure of Confidential Information. Notwithstanding the foregoing, a Party may disclose the other Party’s Confidential Information to the extent required to comply with applicable law, governmental regulations, or pursuant to an order of a court of competent jurisdiction, but even then, only upon sufficient advanced written notice to permit the non-disclosing Party to object, quash, or otherwise seek to avoid disclosure of the Confidential Information, should it choose to do so.

6. Miscellaneous. The Miscellaneous Section in the Asset Purchase Agreement entered into contemporaneous herewith by and between Assignee and the Airport Collective, Inc., a California non-profit mutual benefit corporation is hereby incorporated by reference.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have duly executed this Management Assignment as of the date set forth below.

Green Light District Holdings, Inc. (“Assignor”)		NMG Long Beach, LLC (“Assignee”)

By:	/s/ David Barakett	By:	/s/ Stephen ‘Trip’ Hoffman

Name:	David Barakett	Name:	Stephen ‘Trip’ Hoffman

Title:	Authorized Signatory	Title:	Authorized Signatory

Dated:	June 20, 2019	Dated:	June 20, 2019

The Airport Collective, Inc. (“Remaining Party”)

By:	/s/ David Barakett

Name:	David Barakett

Title:	Authorized Signatory

Dated:	June 20, 2019